MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING (“MoU”) is dated August 16, 2010.

BETWEEN:

(1)

INNOVA Bilişim Çözümleri A.Ş., a company established under the laws of Turkey, with its registered address at ITU Ayazaga Kampusu Teknokent Ari 1 Binasi 34469 Maslak Istanbul, Turkey (“INNOVA”); and

(2)

PORTLOGIC Systems Inc., a corporation established under the laws of Nevada, USA, with its registered address at 100 King Street West. Suite 5700, Toronto, Ontario, Canada M5X 1K7, (“PORTLOGIC”).

(each individually a “Party” and collectively, the “Parties”)

WHEREAS:

(A)

INNOVA is engaged as the owner of the Payflex and Ki Payment software and hardware solutions.

(B)

PORTLOGIC is willing to be the distributor of the Payflex and Ki Payment software and hardware solutions (the “Products”) within the Caribbean  (the “Territory”).

(C)

The Parties have agreed to establish an arrangement in terms of which they intend to cooperate with respect to the marketing and licensing of the Payflex and Ki Payment software and hardware solutions within the Territory.

NOW WHEREFORE THE PARTIES AGREE AS FOLLOWS:

1.

SCOPE AND PURPOSE OF THE RELATIONSHIP

1.1

The Parties agree to cooperate with respect to the marketing and licensing of the Payflex and Ki Payment software and hardware solutions within the Territory in accordance with the terms and conditions determined in this MoU.

1.2

The Parties agree to negotiate, and when agreed, execute a “distributorship” or any other type of agreement (the “Main Agreement”), as may be mutually agreed, in order to determine the details of their rights and obligations stated in this MoU as soon as practically possible following the execution of this MoU.

1.3

PORTLOGIC shall within the Territory, promote, advertise, and demonstrate Innova products covered under this Agreement, giving fair and accurate representation of Innova products. Accordingly, PORTLOGIC shall maintain regular contact with the existing and potential users of INNOVA products within the Territory.

1.4

PORTLOGIC might based on the parties prior agreement be licensed to present to other regions on a non-exclusive basis.

1.5

PORTLOGIC shall maintain full-time personnel trained by INNOVA, in the proper use and operation of INNOVA’s Payflex and Ki Payment software and hardware solutions products in order to supply the proper maintenance and support as per the terms of the Main Agreement.

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1.6

INNOVA shall as per the terms of this MoU and the Main Agreement license PORTLOGIC or its customers Payflex and Ki Payment products and solutions after Parties agree on the final specifications and commercial terms.

1.7

INNOVA shall provide technical and sales training to PORTLOGIC’s personnel for the marketing of the Payflex and Ki Payment software and hardware solutions provided that all training expenses and fees shall be borne by PORTLOGIC.

1.8

The terms and conditions of the use of INNOVA’s trademarks, trade names, service marks, logos or other marks or symbols for marketing purposes shall be determined in the Main Agreement. PORTLOGIC shall not in any case use INNOVA’s trademarks, trade names, service marks, logos or other marks or symbols until the execution of the Main Agreement without INNOVA’s prior written approval.

1.9

The Parties shall in the Main Agreement decide the details of the payment terms and other conditions of the relationship.

2.

RESTRICTIONS ON THE PARTIES

Confidentiality

2.1

The Parties agree and undertake to keep confidential and not to disclose to any third party or to use themselves other than for the purposes of this MoU or as permitted under or in accordance with this MoU, any confidential or secret information in any form directly or indirectly belonging or relating to the other, its or their business or affairs and the Products, disclosed by the one and received by the other pursuant to or in the course of this MoU or any material related thereto (“Confidential Information”).

2.2

Each of the Parties undertakes to disclose the Confidential Information only to those of its officers, employees, agents and contractors, to whom and to the extent to which, such disclosure is necessary for the purposes contemplated under this MoU and to ensure that all such personnel enter into and observe the terms of this MoU.

2.3

The obligations contained in this clause 2 shall not apply to any Confidential Information which:

(a)

is publicly known at the time of disclosure to the receiving Party;

(b)

after disclosure becomes publicly known otherwise than through a breach of this MoU by the receiving Party, its officers, employees, agents or contractors;

(c)

can be proved by the receiving Party to have reached its hands otherwise than by being communicated by the other Party including being known to it prior to disclosure, or having been developed by or for it wholly independently of the other Party or having been obtained from a third party without any restriction on disclosure on such third party of which the recipient is aware, having made due enquiry; or

(d)

is required by law, regulation or order of a competent authority (including any regulatory or governmental body or securities exchange) to be disclosed by the receiving Party, provided that, where practicable, the disclosing Party is given reasonable advance notice of the intended disclosure.

Exclusivity

2.4

Each Party undertakes that for duration of this MOU that it shall not directly or indirectly execute an agreement with any third party related to licensing and marketing of the Products in the Territory without the prior written approval of the other Party.

3.

NATURE OF THE RELATIONSHIP

Nothing in this MoU and no action taken by the Parties pursuant to this MoU shall constitute or be deemed to constitute a partnership or a joint venture between the Parties, or shall constitute either Party as the agent, employee or representative of the other.

4.

TERMINATION

4.1

This MoU shall automatically terminate (i) on August 15, 2011 if the Main Agreement is not executed until this date, provided that the Parties may by mutual agreement extend the tenure of this MOU for additional term or (ii) on the date the Main Agreement is executed, whichever is the earlier.

4.2

This MoU may be immediately terminated by a Party hereto in instances where:

(a)

the other Party ceases to do business, becomes unable to pay its debts as they fall due, becomes or is deemed insolvent, has a receiver, manager, administrator, administrative receiver or similar officer appointed in respect of the whole or any part of its assets or business, makes any composition or arrangement with its creditors, takes or suffers any similar action in consequence of debt or an order or resolution is made for its dissolution or liquidation (other than for the purpose of solvent amalgamation or reconstruction), or any equivalent or similar action or proceeding is taken or suffered in any jurisdiction and the same is not dismissed or discharged within 30 (thirty) days thereafter; or

(b)

the other Party is in material breach of any its obligations under this MoU or in respect of any responsibilities after having been given 7 (seven) days’ written notice to rectify such breach.

5.

COSTS

Each Party shall be responsible for its own costs, fees and expenses associated with the drafting, negotiation and conclusion of this MoU.

6.

GOVERNING LAW AND JURISDICTION

6.1

This MoU shall be governed by and construed in accordance with the laws of the Republic of Turkey.

6.2

Any dispute arising out of or in connection with this MoU, including any question regarding its existence, validity or termination, or the legal relationships established by this MoU, shall be referred to and finally resolved by the Istanbul Courts and Enforcement Offices.

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7.

SEVERABILITY

The invalidity or unenforceability of any term of or any right arising pursuant to this MoU shall not adversely affect the validity or enforceability of the remaining terms and rights.

8.

ENTIRE AGREEMENT

8.1

This MoU constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any prior agreement, understanding or arrangement between the Parties, whether oral or in writing.

8.2

No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the Parties prior to this MoU except as expressly stated in this MoU.

9.

THIRD PARTY RIGHTS

Nothing expressed or implied in this MoU is intended, or shall be construed to, confer upon or give any person or entity other than the Parties any rights or remedies under or by reason of this MoU.

10.

COUNTERPARTS

This MoU may be executed in counterparts, each of which shall be deemed to be an original, and which together will constitute one and the same original document.

This MoU has been entered into on the date stated at the beginning hereof.

For and on behalf of PORTLOGIC

For and on behalf of INNOVA

/s/ Jueane Thiessen

/s/ Aydin Ersoz, CEO

CFO, Portlogic Systems Inc.

/s/ Alpaslan Tomus

International Channels and Alliances Coordinator

INNOVA BILISIM COZUMLERI A.S.

Istanbul Teknik Universitesi Ayazaga Kampusu

Teknokent Binasi Maslak/ISTANBUL

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